SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 1, 2009

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 30, 2009, Inergy Holdings, L.P. (the “Partnership”) issued a press release, which reported the Partnership’s results of operations for the fiscal fourth quarter and year ended September 30, 2009. The press release also contained a table reconciling Inergy, L.P.’s forecasted Net Income to Adjusted EBITDA for the fiscal year ending September 30, 2010. Inergy, L.P. is amending and correcting the depreciation and amortization amounts in this table from a range of $116 million to $125 million to a range of $140 million to $150 million, which accordingly changes forecasted Net Income as reflected in the revised table. These revisions only impacted non-cash items and do not affect Inergy, L.P.’s previously announced Adjusted EBITDA guidance for fiscal 2010. The revised table is included herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Items 2.02 and 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7.01	Regulation FD Disclosure

See “Item 2.02. Results of Operations and Financial Condition” above.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Revised Reconciliation of Forecast Net Income to Adjusted EBITDA for the Fiscal Year Ending September 30, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC,
Its General Partner

Date: December 1, 2009	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger
Sr. Vice President - General Counsel and Secretary

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